EUROPEAN EQUITY PORTFOLIO
                CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST

                  The undersigned, constituting a majority of the Trustees of European Equity Portfolio (the "Trust"), a business trust organized under the laws of the State of New York, pursuant to a Declaration of Trust, as of the 15th day of June, 1993 (the "Declaration"), do hereby certify, as provided by the provisions of the first sentence of Section 10.4(a) of the Declaration, by vote duly adopted by a majority of the investors of the Trust on October 22, 1999, and by a majority of the Trustees on August 10, 1999, that Section 1.2 was duly amended and restated as follows:

                  "Independent Trustees" shall mean those Trustees who are not "interested persons" of the Trust as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended.

and that Sections 2.2 and 2.3 of Article II were duly amended and restated as follows:

         Section 2.2. Term and Election. Each Trustee named herein, or elected or appointed prior to the first meeting of the Holders, shall (except in the event of resignations or removals or vacancies pursuant to
         Section 2.3 or 2.4 hereof) hold office until his successor has been elected at such meeting and has qualified to serve as Trustee, as required under the 1940 Act. Subject to the provisions of Section 16(a) of the 1940 Act and except as provided in Section 2.3 hereof, each Trustee shall hold office until he or she attains the age of seventy (except with respect to Trustees who are elected as Trustees prior to January 1, 2000, until he or she attains the age of seventy-two), or until he or she sooner dies, resigns or is removed as provided in
         Section 2.3 below.

         Section 2.3. Resignation, Removal and Retirement Any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing executed by such Trustee and delivered or mailed to the Chairman, if any, the President or the Secretary of the Trust and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Trustee may be removed by the affirmative vote of Holders of two-thirds of the Interests or with a cause, by the action of two-thirds of the remaining Trustees. Any Trustee may be removed with or without cause by the action of three-quarters of the remaining Trustees who are Independent Trustees (provided the aggregate number of Trustees, after such removal and after giving effect to any appointment made to fill the vacancy created by such removal, shall not be less than the number required by
         Section 2.1 hereof). Removal with cause includes, but is not limited to, the removal of a Trustee due to physical or mental incapacity or failure to comply with such written policies as from time to time may be adopted by at least two-thirds of the Trustees with respect to the conduct of the Trustees and attendance at meetings. Any Trustee who has attained a mandatory retirement age, if any, established pursuant to any written policy adopted from time to time by at least two-thirds of the Trustees shall, automatically and without action by such Trustee or the remaining Trustees, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy. Any Trustee who has become incapacitated by illness or injury as determined by a majority of the other Trustees, may be retired by written instrument executed by a majority of the other Trustees, specifying the date of such Trustee's retirement. Upon the resignation, retirement or removal of a Trustee or a Trustee otherwise ceasing to be a Trustee, such resigning, retired removed or former Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning, retired, removed or former Trustee. Upon the death of any Trustee or upon removal, retirement or resignation due to any Trustee" incapacity to serve as Trustee, the legal representative of such deceased, removed, retired or resigning Trustee shall execute and deliver on behalf of such deceased, removed, retired or resigning Trustee such documents as the remaining Trustees shall require for the purpose set forth in the preceding sentence.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this __ day of October, 1999.


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Richard L. Carpenter

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Clifford A. Clark

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David M. Seitzman